Exhibit 12.1


Axtel, S.A. de C.V. And Subsidiaries
Ratio of earnings to fixed charges
December 31,2003, 2002, 2001, 2000, 1999
(Thousand of constant pesos as of  December 31, 2003, 2002, 2001, 2000)

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                                                    Dec-99         Dec-00          Dec-01         Dec-02          Dec-03
                                                Constant pesos  Constant pesos  Constant pesos Constant pesos  Constant pesos
                                                 as of Dec 99    as of Dec 00    as of Dec 01   as of Dec 02    as of Dec 03
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
Income (Loss) before income taxes
  and employees' profit sharing                      (310,407)      (836,311)     (677,773)    (1,012,117)     1,390,866

Fixed charges:
Interest Expense                                        56,567        232,940       374,629        415,584       218,305
Amortization of deferred charges                             -          3,436        13,502         20,117        11,080
Operating Leases @ 33%                                  11,035         53,966        78,573         66,849        64,363
                                                 ------------------------------------------------------------------------
Total Fixed Charges                                     67,602        290,342       466,704        502,550       293,748

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Inflation Information
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National Consumer Price Index at the
  end of each period                                   338.175        338.175       355.084        375.324       390.299
National Consumer Price Index as
  of Dec 31, 2003                                      390.299        390.299       390.299        390.299       390.299
Inflation Index                                        1.15413        1.15413       1.09917        1.03990       1.00000
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Axtel, S.A. de C.V. And Subsidiaries
Ratio of earnings to fixed charges
December 31, 2003, 2002, 2001, 2000, 1999
(Thousand of constant pesos as of
  December 31, 2003)

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                                                    Dec-99         Dec-00        Dec-01         Dec-02        Dec-03
                                                 ----------------------------------------------------------
                                                                       Constant pesos as of Dec 03
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Income (Loss) before income taxes and
  employees' profit sharing                          (358,251)      (965,214)     (744,991)    (1,052,500)     1,390,866

Fixed charges:
Interest Expense                                        65,286        268,844       411,782        432,165       218,305
Amortization of deferred charges                             -          3,966        14,841         20,920        11,080
Operating Leases @ 33%                                  12,736         62,284        86,366         69,516        64,363
                                                 ------------------------------------------------------------------------
Total Fixed Charges:                                    78,022        335,094       512,989        522,601       293,748

Income (Loss) before income tax and employees'
  profit sharing + fixed charges                     (280,229)      (630,120)     (232,002)      (529,899)     1,684,614

Ratio of earnings to fixed charges                       (3.59)         (1.88)        (0.45)         (1.01)         5.73

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Note:
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Information according to Mexican GAAP

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